UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 26, 2005
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                            A-FEM MEDICAL CORPORATION
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            (Exact name of registration as specified in its charter)
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
              NEVADA                                      0-17119                                 33-0202574
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   (State or other jurisdiction                         (Commission                            (I.R.S. Employer
         of incorporation)                              File Number)                         Identification No.)

               321 Norristown Road, Suite 230                                                    19002
                    Ambler, Pennsylvania
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          (Address of principal executive offices)                                             (Zip Code)
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Registrant's telephone number, including area code:  (215) 540-4310
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             10180 SW Nimbus Ave., Suite J5, Portland, Oregon 97223
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ [ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ [ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                EXPLANATORY NOTE

      A-Fem Medical Corporation is filing this Amendment No. 1 to its Current Report on Form 8-K that it filed on June 1, 2005 in order to correct mistakes made in the disclosure of the aggregate number of shares of its common stock and warrants sold pursuant to a private placement that closed on May 27, 2005 and the gross proceeds received therefrom.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES

      On May 27, 2005, A-Fem Medical Corporation closed an offering of shares of its common stock, $0.01 par value, and warrants to purchase shares of its common stock, through a private placement to accredited investors. A-Fem Medical sold an aggregate of 2,171,982 shares of its common stock for $0.50 per share.

      Each investor received a five-year warrant to purchase an amount of shares of common stock that equals 50% of the number of shares of common stock purchased by such investor in the offering. The exercise price of the warrants is $0.85 per share. Subject to an effective registration statement registering the shares of common stock underlying the warrants, A-Fem Medical may redeem the warrants for $0.01 per warrant if shares of A-Fem Medical's common stock closes above $1.70 for 20 consecutive trading days. The warrants have weighted-average anti-dilution protection. Each investor will have piggyback registration rights to register shares of common stock and shares of common stock underlying the warrants that were purchased in the offering. A-Fem Medical issued to the investors warrants to purchase an aggregate of 1,085,991 shares of common stock in connection with the offering.

      A-Fem Medical received gross proceeds of $1,086,244 as consideration for the sale of shares of its common stock and the issuance of the warrants.

      Also in connection with the offering, each investor purchased restricted shares of common stock from an existing shareholder of A-Fem Medical ("Concurrent Shares") at a purchase price of $0.185 per Concurrent Share. Each investor purchased a number of Concurrent Shares that equals 8.402% of such investor's purchase price for the shares of common stock sold in the offering described above divided by $0.185. The selling shareholder sold an aggregate of 538,457 restricted shares of common stock to the investors and received gross proceeds of $99,363 in connection with such sale.

      A-Fem Medical has agreed to pay various placement agents compensation based on investments from purchasers located by such agents. The compensation is no more than 10% of the cash proceeds from an introduced investor plus warrants to purchase no more than 10% of the number of shares purchased by an introduced investor.

      The securities described above were offered and sold without registration under the Securities Act of 1933 to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act of 1933. An appropriate legend will be placed on the shares,

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the warrants and the shares issuable upon exercise of the warrants unless registered under the Securities Act prior to issuance.

      Net cash proceeds of the offering are expected to be used for working capital purposes.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      On April 8, 2005, the board of directors of A-Fem Medical Corporation appointed Walter Witoshkin as its President and Chief Executive Officer and as a member of its board of directors. Prior to joining A-Fem Medical Corporation, Mr. Witoshkin was (and still is) a principal of Trident Group LLC, an international consultancy focused on the Healthcare industry. Mr. Witoshkin has an extensive background in HealthCare including holding the positions of Chief Financial Officer and Vice President of Business Development at SmithKline Beecham and at Menley and James Laboratories.

      On May 31, 2005, each of the current members of the board, with the exception of Mr. Witoshkin, officially resigned after acknowledging that the terms of his or her respective appointments had expired. The resigning directors are James Reinmuth, Ph.D., James Wilson, Rosanna Sevick, Merry Disney and William Fleming, Ph.D. Dr. Fleming was re-appointed to the board of directors of A-Fem Medical on May 31, 2005. Additional appointments will be announced soon.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    A-FEM MEDICAL CORPORATION


Date:  September 26, 2005           By: /s/ Walter Witoshkin
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                                        Walter Witoshkin
                                        President and Chief Executive Officer